UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 10, 2009
Date of Report (Date of earliest event reported)
IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27969 (Commission file number)	94-3180138 (I.R.S. Employer Identification No.)

801 Fox Lane, San Jose, CA	95131

(Address of principal executive offices)	(Zip Code)
(408) 467-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On August 10, 2009, the Audit Committee of the Board of Directors of Immersion Corporation (“Immersion”), after consultation with management concluded that its previously issued consolidated financial statements as of and for the year ended December 31, 2008 and auditor’s report thereon, and previously issued unaudited financial statements as of and for the periods ended March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, should no longer be relied upon because of one or more errors in such financial statements.
This determination was based on the ongoing previously announced investigation, undertaken by the Audit Committee of the Board of Directors, of certain revenue transactions in Immersion’s Medical line of business for which accounting errors have been identified. Immersion is currently neither in a position to fully quantify the restatement adjustments nor in a position to determine the magnitude of revenue and accounts receivable overstatements during the above periods; however, the correction of these errors would affect the amount and timing of revenue recognized for the respective periods. The resulting changes will require restatement of Immersion’s financial statements for such periods. While Immersion will not be able to evaluate the full impact of the aforementioned matters until the investigation and analysis are completed, Immersion does not currently anticipate any changes to its cash flows from operations for these periods or the results of its Touch line or other historic lines of business. Similarly, related press releases, annual report and stockholder communications describing Immersion’s financial statements for these periods should no longer be relied upon.
Immersion has also discussed this matter with its independent registered public account Deloitte & Touche LLP.
Although Immersion cannot at this time estimate when it will be in a position to file its restated financial statements and its Second Quarter 2009 Form 10-Q, it is diligently pursuing these matters and intends to make the filing as soon as reasonably practicable after the conclusion of the investigation and analysis.
As a result of these matters, Immersion is also in the process of reassessing the effectiveness of its internal control over financial reporting.
Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements included in this Current Report on Form 8-K that address activities, events or developments that Immersion expects, believes or anticipates, will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by such forward-looking terminology as “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and words or phrases of similar import. Immersion intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause Immersion’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. These statements include Immersion’s statements regarding the impact of the restatement on its previously reported financial results. There can be no assurance that management, the Audit Committee will not reach conclusions regarding the impact of the restatement that are different than management’s preliminary estimates or identify additional issues or other considerations in connection with the restatement process. All of these statements are subject to risks and uncertainties that may cause the statements to be inaccurate. These risks and uncertainties include, but are not limited to: the results of the ongoing Audit Committee investigation; other accounting adjustments that may result from review of Immersion’s financial statements for the periods in question; Immersion’s ability to timely file amended periodic reports reflecting its restated financial statements; the ramifications of

Immersion’s potential inability to timely file required reports; potential claims and proceedings relating to such matters, including stockholder litigation and action by the SEC or other governmental agencies; and negative tax or other implications for Immersion resulting from the accounting adjustments; and other factors. Many of these risks and uncertainties are beyond the control of Immersion. The forward-looking statements in this Current Report on Form 8-K reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immersion Corporation
Date: August 10, 2009	By:	/s/ Clent Richardson
		Name:	Clent Richardson
		Title:	President and Chief Executive Officer